Exhibit 99.1

Credo Reports Third Quarter of Fiscal Year 2025
Financial Results

San Jose, Calif. (March 4, 2025) - Credo Technology Group Holding Ltd (Nasdaq: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved energy efficiency as data rates and corresponding bandwidth requirements increase through the data infrastructure market, today reported financial results for the third quarter of fiscal year 2025, ended February 1, 2025.

Third Quarter of Fiscal Year 2025 Financial Highlights

•Revenue of $135.0 million, grew by 87.4% quarter over quarter and 154.4% year over year
•GAAP gross margin of 63.6% and non-GAAP gross margin of 63.8%
•GAAP operating expenses of $59.7 million and non-GAAP operating expenses of $43.8 million
•GAAP net income of $29.4 million and non-GAAP net income of $45.4 million
•GAAP diluted net income per share of $0.16 and non-GAAP diluted net income per share of $0.25
•Ending cash and short-term investment balance of $379.2 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “During the third quarter ended February 1, 2025 Credo generated revenue of $135.0 million, up 87% sequentially and 154% year over year. We achieved record revenue in the third quarter, driven by our AEC product line, as we experienced the inflection point in our business that we had expected. Going forward, we expect continued growth across our product lines and customer base as market demand for innovative connectivity solutions continues to grow.”

Fourth Quarter of Fiscal 2025 Financial Outlook

•Revenue is expected to be between $155.0 million and $165.0 million
•GAAP gross margin is expected to be between 62.7% and 64.7%, and non-GAAP gross margin is expected to be between 63.0% and 65.0%
•GAAP operating expenses are expected to be between $73.0 million and $75.0 million, and non-GAAP operating expenses are expected to be between $50.0 million and $52.0 million

Conference Call

Credo will conduct a conference call on Tuesday, March 4, 2025, at 2:00 p.m. Pacific Time to discuss its financial results for the third quarter of fiscal year 2025, ended February 1, 2025. Interested parties may join the conference call by dialing 888-596-4144 (toll-free) or +1 646-968-2525 (international). The conference ID for the call is 5251802. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com. A replay of the webcast will be available via the web at http://investors.credosemi.com.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. The non-GAAP financial measures that Credo presents may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s ongoing operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; financial outlook; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 24, 2024, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Our mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the 100G (or Gigabits per second), 200G, 400G, 800G and emerging 1.6T (or Terabits per second) port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	February 1, 2025	November 2, 2024	January 27, 2024	February 1, 2025	January 27, 2024
Revenue:
Product sales	$129,371	$64,443	$39,975	$247,653	$104,250
Product engineering services	2,667	4,632	11,830	10,785	16,557
IP license	2,964	2,959	1,253	8,312	11,381
Total revenue	135,002	72,034	53,058	266,750	132,188
Cost of revenue:
Cost of product sales revenue	48,835	25,883	18,912	96,602	50,126
Cost of product engineering services revenue	233	571	1,471	1,256	1,935
Cost of IP license revenue	8	68	117	171	662
Total cost of revenue	49,076	26,522	20,500	98,029	52,723
Gross profit	85,926	45,512	32,558	168,721	79,465
Operating expenses:
Research and development	36,261	31,742	24,236	98,412	68,610
Selling, general and administrative	23,471	22,177	14,233	66,973	40,032
Total operating expenses	59,732	53,919	38,469	165,385	108,642
Operating income (loss)	26,194	(8,407)	(5,911)	3,336	(29,177)
Other income, net	3,918	4,474	4,291	13,925	9,150
Income (loss) before income taxes	30,112	(3,933)	(1,620)	17,261	(20,027)
Provision (benefit) for income taxes	752	292	(2,048)	1,666	(2,135)
Net income (loss)	$29,360	$(4,225)	$428	$15,595	$(17,892)
Net income (loss) per share:
Basic	$0.17	$(0.03)	$—	$0.09	$(0.12)
Diluted	$0.16	$(0.03)	$—	$0.09	$(0.12)
Weighted-average shares used in computing net income (loss) per share:
Basic	168,167	166,487	157,155	166,562	152,063
Diluted	182,464	166,487	167,160	180,495	152,063

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	February 1, 2025	April 27, 2024
Assets
Current assets:
Cash and cash equivalents	$299,208	$66,942
Short-term investments	80,000	343,061
Accounts receivable	157,133	59,662
Inventories	53,231	25,907
Contract assets	13,585	21,562
Prepaid expenses and other current assets	15,993	13,131
Total current assets	619,150	530,265
Property and equipment, net	67,805	43,665
Right of use assets	15,346	13,077
Other non-current assets	17,615	14,925
Total assets	$719,916	$601,932
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$36,805	$13,417
Accrued compensation and benefits	9,236	9,000
Accrued expenses and other current liabilities	33,301	18,301
Deferred revenue	1,391	3,902
Total current liabilities	80,733	44,620
Non-current operating lease liabilities	12,956	11,133
Other non-current liabilities	8,001	5,981
Total liabilities	101,690	61,734
Shareholders' equity:
Ordinary shares	8	8
Additional paid in capital	738,371	676,054
Accumulated other comprehensive loss	(403)	(519)
Accumulated deficit	(119,750)	(135,345)
Total shareholders' equity	618,226	540,198
Total liabilities and shareholders' equity	$719,916	$601,932

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Nine Months Ended
	February 1, 2025	November 2, 2024	January 27, 2024	February 1, 2025	January 27, 2024
GAAP gross profit	$85,926	$45,512	$32,558	$168,721	$79,465
Reconciling item:
Share-based compensation	226	331	458	838	897
Total reconciling item:	226	331	458	838	897
Non-GAAP gross profit (A)	$86,152	$45,843	$33,016	$169,559	$80,362

GAAP gross margin	63.6%	63.2%	61.4%	63.3%	60.1%
Non-GAAP gross margin	63.8%	63.6%	62.2%	63.6%	60.8%

Total GAAP operating expenses	$59,732	$53,919	$38,469	$165,385	$108,642
Reconciling item:
Share-based compensation	(15,964)	(16,332)	(7,874)	(48,655)	(23,547)
Total reconciling item:	(15,964)	(16,332)	(7,874)	(48,655)	(23,547)
Total Non-GAAP operating expenses (B)	$43,768	$37,587	$30,595	$116,730	$85,095

GAAP operating income (loss)	$26,194	$(8,407)	$(5,911)	$3,336	$(29,177)
Non-GAAP operating income (loss) (A-B)	$42,384	$8,256	$2,421	$52,829	$(4,733)

GAAP operating income (loss) margin	19.4%	(11.7)%	(11.1)%	1.3%	(22.1)%
Non-GAAP operating income (loss) margin	31.4%	11.5%	4.6%	19.8%	(3.6)%

GAAP net income (loss)	$29,360	$(4,225)	$428	$15,595	$(17,892)
Reconciling items:
Share-based compensation	16,190	16,663	8,332	49,493	24,444
Pre-tax total reconciling item	16,190	16,663	8,332	49,493	24,444
Other income tax effects and adjustments	(172)	(183)	(2,438)	(416)	(3,788)
Non-GAAP net income (loss)	$45,378	$12,255	$6,322	$64,672	$2,764

GAAP weighted-average shares - basic	168,167	166,487	157,155	166,562	152,063
GAAP weighted-average shares - diluted	182,464	166,487	167,160	180,495	152,063
Non-GAAP adjustment	2,028	15,769	4,218	3,335	14,567
Non-GAAP weighted-average shares - diluted	184,492	182,256	171,378	183,830	166,630

GAAP basic net income (loss) per share	$0.17	$(0.03)	$—	$0.09	$(0.12)
GAAP diluted net income (loss) per share	$0.16	$(0.03)	$—	$0.09	$(0.12)
Non-GAAP diluted net income (loss) per share	$0.25	$0.07	$0.04	$0.35	$0.02

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Outlook for Three Months Ending May 3, 2025
	Low	High

GAAP gross margin	62.7%	64.7%
Reconciling item:
Share-based compensation	0.3%	0.3%
Total reconciling item:	0.3%	0.3%
Non-GAAP gross margin	63.0%	65.0%

Total GAAP operating expenses	$73.0	$75.0
Reconciling item:
Share-based compensation	23.0	23.0
Total reconciling item:	23.0	23.0
Total Non-GAAP operating expenses	$50.0	$52.0